UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14 (a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to §240.14a - 12

NAPSTER, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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January 12, 2005

Dear Stockholder:

On behalf of the Board of Directors, you are cordially invited to attend the 2004 Annual Meeting of Stockholders of Napster, Inc. to be held at our offices located at 9044 Melrose Avenue, Los Angeles, California 90069, on February 10, 2005 at 10:00 a.m., local time. The formal notice of the Annual Meeting appears on the following page. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage-prepaid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

We look forward to seeing you on February 10, 2005 and urge you to return your proxy card as soon as possible.

Sincerely,

/s/ Wm. Christopher Gorog Wm. Christopher Gorog Chairman and Chief Executive Officer

NAPSTER, INC.

9044 MELROSE AVENUE

LOS ANGELES, CALIFORNIA 90069

(310) 281-5000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 10, 2005

To the Stockholders of Napster, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Napster, Inc. will be held at 10:00 a.m., local time, on February 10, 2005, at our offices located at 9044 Melrose Avenue, Los Angeles, California 90069 for the following purposes, as more fully described in the accompanying proxy statement:

1. To vote for the election of Vernon E. Altman and Wm. Christopher Gorog to our Board of Directors, each for a three-year term expiring at the Annual Meeting in 2007;

2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2005; and

3. To transact such other business as may properly come before the meeting and any adjournments thereof.

All of the above matters are more fully described in the accompanying proxy statement. A list of stockholders entitled to vote will be kept at our offices for inspection prior to the annual meeting. This list will also be available at the annual meeting.

Prior to December 17, 2004, we were known as “Roxio, Inc.” and operated our business in two divisions, the consumer software division and the online music distribution division, also known as the Napster division. On December 17, 2004, we completed the sale of our consumer software division to Sonic Solutions, a California corporation (“Sonic Solutions”), pursuant to an asset purchase agreement, under which we agreed to sell to Sonic Solutions substantially all of the assets and liabilities constituting our consumer software division, including all of the capital stock of certain international subsidiaries.

Following the sale of our consumer software division to Sonic Solutions on December 17, 2004, we have focused exclusively on our online music distribution business under the Napster brand and, effective as of January 3, 2005, are traded on the Nasdaq Stock Market under the symbol “NAPS”.

The Board of Directors recommends that stockholders vote FOR the election of two of our directors (Vernon E. Altman and Wm. Christopher Gorog) and FOR the ratification of PricewaterhouseCoopers LLP as our independent registered accounting firm. The Board of Directors has fixed the close of business on January 7, 2005 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors,

/s/ William E. Growney, Jr. William E. Growney, Jr. Secretary

Los Angeles, California

January 12, 2005

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE FURNISHED FOR THAT PURPOSE.

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PROXY STATEMENT

We are sending this Proxy Statement to you, the stockholders of Napster, Inc., a Delaware corporation, as part of our Board of Directors’ solicitation of proxies to be voted at our Annual Meeting of Stockholders to be held at our offices located at 9044 Melrose Avenue, Los Angeles, California 90069, on February 10, 2005 at 10:00 a.m., local time, and any adjournments thereof.

We are mailing this Proxy Statement and proxy card on or about January 18, 2005. We are also enclosing our Amendment No. 2 on Form 10-K/A for the fiscal year ended March 31, 2004 (“Amendment No. 2”), which was filed with the SEC on November 15, 2004 to amend and restate the items described therein, and which were contained in our Annual Report on Form 10-K originally filed with the Securities and Exchange Commission on June 14, 2004 (the “Original Form 10-K”). For the convenience of the reader, we have included in this Amendment No. 2 all other disclosures contained in our Original Form 10-K and in Amendment No. 1 to Annual Report on Form 10-K/A filed with the SEC on July 29, 2004 (“Amendment No. 1”), which was filed solely for the purpose of disclosing the information required by Items 10, 11, 12, 13 and 14 to Part III within the period required by General Instruction G(3) to Form 10-K, with the exception of any exhibits originally filed with the Original Form 10-K or Amendment No. 1. Amendment No. 2 is not, however, part of the proxy materials.

SUMMARY OF PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Nominees

At the Annual Meeting, two directors will be elected for a term of three years expiring at our 2007 Annual Meeting of Stockholders and until their successors are duly elected and have qualified. The nominees, Vernon E. Altman and Wm. Christopher Gorog, are presently members of our Board of Directors. See “Proposal No. 1: Election of Directors.”

Recommendation of the Board of Directors

Our Board of Directors, following the recommendation of the nominating and corporate governance committee of the Board of Directors, has determined that the election of the nominees to the Board of Directors is advisable and in the best interests of our company and our stockholders, and has unanimously approved the appointment of the nominees. Accordingly, our Board of Directors unanimously recommends that our stockholders vote to elect the nominees. See “Proposal No. 1: Election of Directors—Recommendation of Board of Directors.”

Required Vote

A plurality of the shares of common stock voting in person or by proxy is required to elect each of the nominees for director. A plurality means that the nominees receiving the largest number of votes cast will be elected. Each stockholder will be entitled to vote the number of shares of common stock held as of the record date by that stockholder for each director position to be filled. Stockholders will not be allowed to cumulate their votes in the election of directors. See “Proposal No. 1: Election of Directors—Required Vote.”

SUMMARY OF PROPOSAL NO. 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Independent Registered Public Accounting Firm

Our audit committee has selected PricewaterhouseCoopers LLP (“PWC”) as our independent registered public accounting firm for the fiscal year ending March 31, 2005. The audit committee has recommended to our Board of Directors that we submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PWC has audited our financial statements since 2001. It is expected that representatives of PWC will be present at the Annual Meeting and will be available to respond to questions. See “Proposal No. 2: Ratification of Independent Registered Public Accounting Firm.”

Recommendation of the Board of Directors

Although stockholder ratification of the selection of PWC as our independent registered public accounting firm is not required by our bylaws or otherwise, our Board of Directors is submitting the selection of PWC to the stockholders for ratification as a matter of good corporate practice. Our audit committee has approved the selection of PWC as our independent registered public accounting firm for the fiscal year ending March 31, 2005 and the Board of Directors unanimously recommends that our stockholders vote to approve the ratification of PWC as our independent registered public accounting firm for the fiscal year ending March 31, 2005. See “Proposal No. 2: Ratification of Independent Registered Public Accounting Firm—Recommendation of Board of Directors.”

Required Vote

The affirmative vote of a majority of the shares of common stock voting in person or by proxy is required to ratify the selection PWC as our independent registered public accounting firm for the fiscal year ending March 31, 2005. See “Proposal No. 2: Ratification of Independent Registered Public Accounting Firm—Required Vote.”

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

When and where is the annual meeting?

The annual meeting will take place at our offices located at 9044 Melrose Avenue, Los Angeles, California 90069, on February 10, 2005 at 10:00 a.m., local time.

What am I voting on?

At the annual meeting, our stockholders will be voting on two proposals: (i) the election of two of our directors (Vernon E. Altman and Wm. Christopher Gorog) for additional three-year terms; and (ii) the ratification of the selection of PricewaterhouseCoopers LLP (“PWC”) as our independent registered public accounting firm for the fiscal year ending March 31, 2005.

Who is entitled to vote at the meeting?

Only stockholders of record as of the close of business on January 7, 2005, which is known as the record date, are entitled to notice of and to vote at the annual meeting.

How do I vote?

Sign and date each proxy card you receive and return it in the postage-prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of two of our directors (Vernon E. Altman and Wm. Christopher Gorog) and FOR the ratification of the PWC as our independent registered public accounting firm for the fiscal year ending March 31, 2005. You have the right to revoke your proxy at any time before your shares are actually voted at the Annual Meeting by:

•	notifying our corporate secretary in writing;

•	signing and returning a later-dated proxy card; or

•	voting in person at the Annual Meeting.

How will voting on any other business be conducted?

Other than the proposals described in this Proxy Statement, we know of no other business to be considered at the Annual Meeting. However, if any other matters are properly presented at the meeting, your signed proxy card authorizes Wm. Christopher Gorog, chairman and chief executive officer, and Nand Gangwani, our vice president and chief financial officer, to vote on those matters according to their best judgment.

Who will count the vote?

Representatives of Mellon Investor Services LLC, the independent inspector of elections, will count the vote.

What does it mean if I receive more than one proxy card?

It probably means your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

How many shares can vote?

As of the record date, 35,505,317 shares of our common stock were issued and outstanding. Holders of our common stock as of the record date are entitled to one vote per share for each matter before the meeting.

How many votes are required to approve the proposals?

Proposal 1:    A plurality of the shares of common stock voting in person or by proxy is required to elect each of the nominees for director. A plurality means that the nominees receiving the largest number of votes cast will be elected. Each stockholder will be entitled to vote the number of shares of common stock held as of the record date by that stockholder for each director position to be filled. Stockholders will not be allowed to cumulate their votes in the election of directors.

Proposal 2:    The affirmative vote of a majority of the shares of common stock voting in person or by proxy is required to ratify the selection of PWC as our independent registered public accounting firm for the fiscal year ending March 31, 2005.

If other matters are properly brought before the Annual Meeting, the vote required will be determined in accordance with applicable law, the Nasdaq Marketplace Rules, and our company’s charter and bylaws, as applicable.

What constitutes a quorum?

A quorum is a majority of the voting power of the shares entitled to vote at the Annual Meeting. As there were 35,505,317 eligible votes as of the record date, we will need at least 17,752,660 votes present in person or by proxy at the Annual Meeting for a quorum to exist.

What happens if I abstain?

If you submit a properly signed proxy card, but you abstain on one or more proposals, you will still be considered present for purposes of calculating a quorum. However, your abstention will not count as a vote FOR or AGAINST any matter.

What happens if my shares are held by a broker or nominee?

If you are the beneficial owner of shares held in “street name” by a broker or nominee, the broker or nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker or nominee, that person will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as broker non-votes).

How will “broker non-votes” be treated?

“Broker non-votes” are shares held by brokers or nominees for whom the broker or nominee lacks discretionary power to vote and never received specific voting instructions from the beneficial owner of the shares. Broker non-votes are counted for purposes of calculating a quorum. However, when the broker or nominee notes on the proxy card that it lacks discretionary authority to vote shares on a particular matter, those shares will not count FOR or AGAINST that matter.

Who can attend the Annual Meeting?

All stockholders as of January 7, 2005, the record date, can attend the Annual Meeting. If you plan to attend, please check the box on your proxy card. If your shares are held through a broker and you would like to attend, please either: (1) write William E. Growney, Jr., our general counsel and secretary, at 9044 Melrose Avenue, Los Angeles, California 90069, or (2) bring to the meeting a copy of your brokerage account statement or an omnibus proxy (which you can obtain from your broker).

When are stockholder proposals due for the 2005 Annual Meeting?

If you want to include a stockholder proposal in the proxy statement for our 2005 Annual Meeting of Stockholders, it must be delivered to Napster’s Secretary at our offices located at 9044 Melrose Avenue, Los Angeles, CA 90069 before the close of business on June 15, 2005. If you intend to present a proposal at our 2005 Annual Meeting and do not request timely inclusion of the proposal in our proxy statement, then we must receive notice of such proposal no later than the close of business on August 8, 2005. If we do not receive notice by that date, no discussion of your proposal is required to be included in our 2005 proxy statement and we may use our discretionary authority to vote on the proposal if you do present it at our Annual Meeting.

Stockholders can also nominate persons to be directors. If you want to nominate a person, you must follow the procedures set forth in our amended and restated bylaws. You must deliver a notice to Napster’s Secretary at our principal executive offices before the close of business on August 8, 2005.

How will Napster solicit proxies for the Annual Meeting?

We are soliciting proxies by mailing this proxy statement and proxy card to our stockholders. We will pay the solicitation costs, and will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

How do I obtain a copy of the Annual Report on Form 10-K that Napster filed with the Securities and Exchange Commission?

In connection with this Proxy Statement, we are also enclosing our Amendment No. 2 on Form 10-K/A for the fiscal year ended March 31, 2004 to amend and restate the items described therein, and which were contained in our Original Form 10-K/A. For the convenience of the reader, we have included in this Amendment No. 2 all other disclosures contained in our Original Form 10-K and in Amendment No. 1, which was filed solely for the purpose of disclosing the information required by Items 10, 11, 12, 13 and 14 to Part III within the period required by General Instruction G(3) to Form 10-K, with the exception of any exhibits originally filed with our Original 10-K or Amendment No.1. If, for whatever reason, you need another copy, we will provide one to you free of charge upon your written request to William E. Growney, Jr., our general counsel and secretary, at 9044 Melrose Avenue, Los Angeles, CA 90069.

What do I need to do now?

Mail your signed proxy card in the enclosed return envelope, as soon as possible, so that your shares may be represented at the Annual Meeting. In order to assure that your vote is obtained, please give your proxy as instructed on your proxy card even if you currently plan to attend the annual meeting in person. Our Board of Directors recommends that you vote FOR the election of two of our directors (Vernon E. Altman and Wm. Christopher Gorog) for additional three-year terms and FOR the ratification of the PWC as our independent registered public accounting firm for the fiscal year ending March 31, 2005.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors, a majority of whom satisfy the “independence” requirements of the Nasdaq National Market. Our certificate of incorporation provides for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms. At the annual meeting, two directors will be elected for a term of three years expiring at our 2007 Annual Meeting of Stockholders and until their successors are duly elected and have qualified. The nominees, Vernon E. Altman and Wm. Christopher Gorog, are presently members of our Board of Directors. The Board of Directors recommends that the stockholders vote FOR of the election of these nominees to serve as members of our Board of Directors. See “Nominees” below.

The five directors whose terms of office do not expire at this Annual Meeting will continue to serve after the Annual Meeting until such time as their respective terms of office expire and their successors are duly elected and qualified. See “Other Directors” below.

If at the time of the annual meeting the nominees should be unable or decline to serve, the persons named as proxies on the proxy card will vote for such substitute nominee(s) as our Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by our Board of Directors, as our Board of Directors recommends. The Board of Directors has no reason to believe that the nominees will be unable or decline to serve as directors if elected.

Nominees

The names of the nominees for election to the office of director for a three-year term expiring at the 2007 Annual Meeting and certain biographical information concerning such nominees is set forth below:

Vernon E. Altman, age 59, has served as our director since December 2001. Mr. Altman is director of Bain & Company, a leading international consulting firm, and Mr. Altman leads the company’s technology/telecommunication practice and the company’s full potential transformation practice. Mr. Altman joined Bain at its founding in 1973. Mr. Altman received Bachelor’s and Master’s degrees in electrical engineering from Massachusetts Institute of Technology (MIT), and a Master’s degree in Management from MIT’s Sloan School.

Wm. Christopher Gorog, age 51, has served as our chief executive officer and director since August 2000. Mr. Gorog has served as our chairman of the board since September 2001. From February 1999 to September 2000, Mr. Gorog served as a consultant in the entertainment and media industry, including serving as advisor to J.H. Whitney, an asset management company, in HOB Entertainment, Inc.’s acquisition of Universal Concerts. From November 1995 to February 1999, Mr. Gorog served as president of new business development at Universal Studios, an entertainment company. From January 1995 to November 1995, Mr. Gorog served as executive vice president of group operations at Universal Studios. Mr. Gorog is a director of Guitar Center, Inc., a music instrument retail chain. Mr. Gorog earned a B.A.S. in Telecommunications and Film from San Diego State University.

Required Vote

A plurality of the shares of common stock voting in person or by proxy is required to elect each of the nominees for director. A plurality means that the nominees receiving the largest number of votes cast will be elected. Each stockholder will be entitled to vote the number of shares of common stock held as of the record date by that stockholder for each director position to be filled. Stockholders will not be allowed to cumulate their votes in the election of directors.

Recommendation of the Board of Directors

Our Board of Directors, following the recommendation of the nominating and corporate governance committee of the Board of Directors, has determined that the election of the nominees to the Board of Directors is advisable and in the best interests of our company and our stockholders, and has unanimously approved the appointment of the nominees. Accordingly, our Board of Directors recommends that you vote FOR of each of the above nominees.

Other Directors

The following persons will continue to serve as members of our Board of Directors after the Annual Meeting until their terms of office expire (as indicated below) and their successors are elected and qualified:

Richard J. Boyko, age 56, has served as a director since April 2001. Mr. Boyko’s current term as a director expires at the annual meeting in 2005. Since July 2003, Mr. Boyko has served as the managing director of the VCU School of Mass Communications graduate program in advertising. Prior to that Mr. Boyko served as co-president and chief creative officer of Ogilvy & Mather, an advertising agency. He joined Ogilvy & Mather in November 1989. Mr. Boyko majored in advertising at Art Center College of Design.

Philip J. Holthouse, age 45, has served as a director since January 2004. Mr. Holthouse’s current term as a director expires at the annual meeting in 2005. Mr. Holthouse is a partner with Holthouse Carlin & Van Trigt LLP, which he co-founded in 1991. Mr. Holthouse also serves as a part-time faculty member for USC’s Graduate Taxation Program. Mr. Holthouse holds a master’s degree in business taxation and a bachelor’s degree in business administration, both from the University of Southern California, a law degree from Loyola Law School in Los Angeles and is a certified public accountant.

Joseph C. Kaczorowski, age 49, has served as a director since April 2001. Mr. Kaczorowski’s current term as a director expires at the annual meeting in 2006. Mr. Kaczorowski currently serves as president of HOB Entertainment, Inc. (House of Blues), an entertainment company. He joined HOB Entertainment, Inc. in August 1996 as executive vice president, chief financial officer and secretary. Mr. Kaczorowski holds a B.S. in Accounting from St. John’s University and is a certified public accountant.

Brian C. Mulligan, age 45, has served as a director since March 2003. Mr. Mulligan’s current term as a director expires at the annual meeting in 2006. Mr. Mulligan is currently serving as a senior executive advisor—media and entertainment with Cerberus Capital Management LP, an investment firm. From September 2002 to March 2004, Mr. Mulligan founded and was a principal with Universal Partners, a group formed to acquire Universal Studios, Inc. From April 2002 to August 2002, Mr. Mulligan was an Executive Advisor with The Boston Consulting Group, Inc., a business consulting firm. From January 2001 to March 2002, Mr. Mulligan served as chairman and consultant for Fox Television Stations, Inc., the television stations group of News Corporation. From November 1999 to December 2000, Mr. Mulligan was the chief financial officer of The Seagram Company Ltd., parent company of Universal Music and Universal Studios, Inc. From June 1999 to December 1999, he was co-chairman of Universal Pictures, Inc., an entertainment company. Prior to that, Mr. Mulligan served in several positions at Universal Studios, Inc., an entertainment company, including executive vice president, operations and finance from December 1998 to June 1999 and senior vice president, business development and strategic planning from June 1995 to December 1998. Mr. Mulligan holds a Bachelor’s degree in Business Administration from the University of Southern California and a Master’s degree in Business Administration from the John E. Anderson Graduate School of Management from the University of California, Los Angeles.

Robert Rodin, age 50, has served as a director since April 2001. Mr. Rodin’s current term as a director expires at the annual meeting in 2005. Since October 2002, Mr. Rodin has been the founder and chief executive officer of the RDN Group, a management consulting firm. From 1999 through October, 2002, Mr. Rodin was the founder, chairman of the board and chief executive officer of eConnections, a provider of extended supply chain intelligence solutions. From 1991 through 1999, Mr. Rodin served as chief executive officer and president of Marshall Industries, a $1.7 billion industrial electronics distributor. Following the sale of Marshall to Avnet in 1999, Mr. Rodin served as president of global supply chain management and electronic commerce solutions and as a member of the Avnet global managing board. Mr. Rodin holds a B.A. in Psychology from University of Connecticut.

Information concerning our executive officers and key employees is incorporated by reference from Part I of our Annual Report on Form 10-K for the fiscal year ended March 31, 2004 filed with the SEC on June 14, 2004.

Attendance at Meetings

Our Board of Directors met in person or conducted telephonic meetings a total of ten (10) times during fiscal year ended March 31, 2004. During that same period, the Board of Directors acted three (3) times by unanimous written consent. Each director has attended at least 75% of all board meetings and applicable committee meetings since his election to the Board of Directors, except that Mr. Boyko and Mr. Rodin have each attended approximately 69% of the board meetings.

Communications with the Board of Directors

Stockholders may communicate with any and all company directors by transmitting correspondence by mail, facsimile or email, addressed as follows:

Chairman of the Board

or Board of Directors

or [individual director]

c/o Corporate Secretary

Napster, Inc.

9044 Melrose Avenue

Los Angeles, CA 90069

Fax: 310-281-5121

boardofdirectors@napster.com

The Corporate Secretary shall maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication or the communication contains commercial matters not related to the stockholder’s stock ownership, as determined by the Corporate Secretary. The Board of Directors or individual directors so addressed shall be advised of any communication withheld for safety or security reasons as soon as practicable.

We will make every effort to schedule our annual meeting of stockholders at a time and date to maximize attendance by directors taking into account the directors’ schedules. We believe that annual meetings provide an opportunity for stockholders to communicate with directors. All directors shall make every effort to attend our annual meeting of stockholders. We will reimburse all reasonable out-of-pocket traveling expenses incurred by directors attending the annual meeting.

Committees of the Board of Directors

Our Board of Directors has established an audit committee, a compensation committee and a nominating & corporate governance committee, each comprised entirely of directors who are not officers of Napster.

Audit Committee

The audit committee of our Board of Directors consists of three non-employee directors, Messrs. Kaczorowski, Holthouse and Rodin. Mr. Kaczorowski is the Chairperson of our audit committee. Our audit committee operates under a written charter that was originally adopted in 2001 and amended in August 2003, and is available on our website at www.napster.com. The amended Audit Committee Charter requires that the audit committee consist of three or more board members who satisfy the “independence” requirements of Nasdaq and applicable law, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Each of the members of the audit committee satisfies these requirements. In addition, our Board of Directors believes that Mr. Kaczorowski is an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission. The audit committee reviews our auditing, accounting, financial reporting and internal control functions and is responsible for the selection of our independent registered public accounting firm. The audit committee has also considered whether the provision of services by PricewaterhouseCoopers LLP (PWC) under the caption “All Other Fees” in the table set forth in Proposal No. 2 below is compatible with maintaining the independence of PWC.

In discharging its duties, the audit committee oversees the following matters:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the independent auditors’ qualifications and independence; and

•	the performance of our independent registered public accounting firm.

The audit committee met in person or conducted telephonic meetings a total of eight (8) times during fiscal year ended March 31, 2004. During that same period, the audit committee did not act by unanimous written consent.

Compensation Committee

The compensation committee of our Board of Directors consists of three non-employee directors: Messrs. Altman, Kaczorowski and Rodin. Mr. Rodin is the Chairperson of our compensation committee. Our compensation committee determines, approves and reports to the Board of Directors relating to compensation of our executive officers and directors, including targeted total cash compensation and long-term equity based incentives.

The Compensation Committee Charter was adopted in 2001 and restated in August 2003, and is available on our website at www.napster.com. The restated Compensation Committee Charter requires that the compensation committee consist of two or more board members who satisfy the “independence” requirements of Nasdaq and will qualify as nonemployee directors under Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, and as outside directors under Internal Revenue Code Section 162(m) and applicable law. Each of the members of the compensation committee satisfies these requirements.

The compensation committee of our Board of Directors met in person or conducted telephonic meetings a total of five (5) times during fiscal year ended March 31, 2004. During that same period, the compensation committee acted three (3) times by unanimous written consent.

Nominating & Corporate Governance Committee

The nominating & corporate governance committee of our Board of Directors consists of two non-employee directors: Messrs. Boyko and Mulligan. Mr. Mulligan is the Chairperson of our nominating & corporate governance committee. Our nominating & corporate governance committee (a) assists our Board of Directors in identifying individuals qualified to become Board members and Board committee members, and selects, or recommends that the Board select, the director nominees for each annual meeting of stockholders and the Board committee nominees for approval by the Board; and (b) monitors and evaluates our Board’s corporate governance policies and make recommendations to our Board with respect thereto.

Our Nominating & Corporate Governance Committee Charter was adopted August 2003, and is available on our website at www.napster.com. This charter requires that the nominating & corporate governance committee consist of two or more board members who satisfy the “independence” requirements of Nasdaq. Each of the members of the nominating & corporate governance committee satisfies these requirements.

The nominating & corporate governance committee of our Board of Directors had no members prior to April 27, 2004 and therefore did not meet in person or conduct telephonic meetings during fiscal year ended March 31, 2004. For this same reason, the nominating & corporate governance committee did not act by unanimous written consent during fiscal year ended March 31, 2004.

Consideration of Director Nominees

Director Qualifications

The committee has established the following minimum criteria for evaluating prospective board candidates:

•	Reputation for integrity, strong moral character and adherence to high ethical standards.

•	Holds or has held a generally recognized position of leadership in community and/or chosen field of endeavor, and has demonstrated high levels of accomplishment.

•	Demonstrated business acumen and experience, and ability to exercise sound business judgments and common sense in matters that relate to the current and long-term objectives of the Company.

•	Ability to read and understand basic financial statements and other financial information pertaining to the Company.

•	Commitment to understand the Company and its business, industry and strategic objectives.

•	Commitment and ability to regularly attend and participate in meetings of the Board of Directors, Board committees and stockholders, number of other company boards on which the candidate serves and ability to generally fulfill all responsibilities as a director of the Company.

•	Willingness to represent and act in the interests of all stockholders of the Company rather than the interests of a particular group.

•	Good health, and ability to serve.

•	For prospective non-employee directors, independence under SEC and applicable stock exchange rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director.

•	Willingness to accept the nomination to serve as a director of the Company.

Other Factors for Potential Consideration

The committee will also consider the following factors in connection with its evaluation of each prospective nominee:

•	Whether the prospective nominee will foster a diversity of skills and experiences.

•	Whether the nominee possesses the requisite education, training and experience to qualify as “financially literate” or as an audit committee “financial expert” under applicable SEC and stock exchange rules.

•	For incumbent directors standing for re-election, the nominating committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company.

•	Composition of the Board and whether the prospective nominee will add to or complement the Board’s existing strengths.

Identifying and Evaluating Nominees for Directors

The committee initiates the process by preparing a slate of potential candidates who, based on their biographical information and other information available to the committee, appear to meet the criteria specified above and/or who have specific qualities, skills or experience being sought (based on input from the full Board).

Outside Advisors.    The committee may engage a third-party search firm or other advisors to assist in identifying prospective nominees.

Stockholder Suggestions for Potential Nominees.    The committee will consider suggestions of nominees from stockholders. Stockholders may recommend individuals for consideration by submitting the materials set forth below to the Company addressed to the Chairman of the committee at the Company’s address. To be timely, the written materials must be submitted within the time permitted for submission of a stockholder proposal for inclusion in the Company’s proxy statement for the subject annual meeting.

The written materials must include: (1) all information relating to the individual recommended that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) the name(s) and address(es) of the stockholders making the nomination and the amount of the Company’s securities which are owned beneficially and of record by such stockholder(s); (3) appropriate biographical information (including a business address and a telephone number) and a statement as to the individual’s qualifications, with a focus on the criteria described above; (4) a representation that the stockholder of record is a holder of record of stock of the Company entitled to vote on the date of submission of such written materials and (5) any material interest of the stockholder in the nomination.

The committee will evaluate a prospective nominee suggested by any stockholder in the same manner and against the same criteria as any other prospective nominee identified by the committee from any other source.

Nomination of Incumbent Directors.    The re-nomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above.

For incumbent directors standing for re-election, the committee will assess the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company; the number of other company boards on which the individual serves, composition of the Board at that time, and any changed circumstances affecting the individual director which may bear on his or her ability to continue to serve on the Board.

Management Directors.    The number of officers or employees of the Company serving at any time on the Board should be limited such that, at all times, a majority of the directors is “independent” under applicable SEC, stock exchange rules or over-the-counter market rules.

After reviewing appropriate biographical information and qualifications, first-time candidates will be interviewed by at least one member of the committee and by the Chief Executive Officer.

Upon completion of the above procedures, the committee shall determine the list of potential candidates to be recommended to the full Board for nomination at the annual meeting.

Code of Conduct

We have adopted a Code of Conduct applicable to all employees, officers and Board members. A copy of the Code of Conduct is available on our website at www.napster.com and, along with the charters for our board committees, may be obtained upon request, without charge, by writing to us at Napster, Inc., 9044 Melrose Avenue, Los Angeles, CA 90069, Attn: Secretary. Amendments to the Code of Conduct and any waivers from provisions of the Code of Conduct requiring disclosure under applicable Securities and Exchange Commission rules will be disclosed on our website at www.napster.com.

Director Compensation

Upon first becoming a member of our Board of Directors, each non-employee director receives an automatic grant of an option to purchase up to 25,000 shares of our common stock, or 30,000 shares if the director serves as our chairman of the board, or chairman of our audit, compensation or nominating & corporate governance committee. In addition, all non-employee directors who have served for at least six months receive an annual option to purchase 6,250 shares or, if the non-employee director is our chairman of the board or chairman of the audit, compensation or nominating & corporate governance committee, 7,500 shares. The options granted to non-employee directors vest quarterly at the rate of 6.25% of the shares underlying the options. We reimburse our directors for costs associated with attending board meetings.

In October 2002, we approved a non-employee director compensation plan pursuant to which non-employee directors are entitled to an annual salary equal to $30,000 plus $10,000 for service on each of the audit and compensation committees. In August 2003, the plan was extended to include the nominating & corporate governance committee.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our audit committee has selected PricewaterhouseCoopers LLP (“PWC”) as our independent registered public accounting firm for the fiscal year ending March 31, 2005. The audit committee has recommended to our Board of Directors that we submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PWC has audited our financial statements since 2001. It is expected that representatives of PWC will be present at the Annual Meeting and will be available to respond to questions.

Stockholder ratification of the selection of PWC as our independent registered public accounting firm is not required by our amended and restated bylaws or otherwise. However, our Board of Directors is submitting the selection of PWC to the stockholders for ratification as a matter of good corporate practice. Shares represented by executed proxies will be voted, if authority to do so is not withheld, FOR the ratification of PWC as our independent registered public accounting firm. If the stockholders fail to ratify the selection, our audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

Recommendation of the Board of Directors

Our audit committee has approved the selection of PWC as our independent registered public accounting firm for the fiscal year ending March 31, 2005 and our Board of Directors unanimously recommends that our stockholders vote FOR ratification of the selection.

Required Vote

The affirmative vote of a majority of the shares of common stock voting in person or by proxy is required to ratify the selection of PWC as our independent registered public accounting firm for the fiscal year ending March 31, 2005.

Independent Registered Public Accounting Firm Fees

During the fiscal years ended March 31, 2004 and 2003, PWC provided various audit, audit related, tax and other services to the Company as follows:

	2004	2003
Audit fees(1)	$549,000	$477,000
Audit-related fees(2)	124,000	230,000
Tax fees(3)	177,000	332,000
All other fees(4)	28,000	21,000

Total	$878,000	$1,060,000

(1)	Audit Fees. This category includes the audit of Napster’s annual financial statements, review of financial statements included in Napster’s Form 10-K, quarterly reports, statutory audits required by non-U.S. jurisdictions, and services that generally only the principal auditor reasonably can provide, primarily consents and review of SEC filings for those fiscal years.

(2)	Audit-Related Fees. This category includes primarily fees related to services performed in connection with the acquisitions of Napster, LLC in May 2003 and MGI Software Corp. in January 2002.

(3)	Tax Fees. This category consists of fees billed for tax-related services, including compliance, planning, tax advice, and preparation of tax returns in certain overseas jurisdictions.

(4)	All Other Fees. This category consists of fees billed for miscellaneous other services not included in categories above.

All of the audit fees, audit-related fees and tax fees, and all other fees described above, were approved by the audit committee of our Board of Directors. The audit committee has delegated to Mr. Kaczorowski, the chairman of our audit committee, the authority to approve audit-related and non-audit services not prohibited by law to be performed by our independent accountants and associated fees on behalf of the audit committee in accordance with Section 10A of the Securities Exchange Act of 1934.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of January 3, 2005, certain information with respect to the beneficial ownership of our common stock by:

•	each person or group of affiliated persons known by us to own beneficially more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Unless otherwise specified, the address of each beneficial owner is 9044 Melrose Avenue, Los Angeles, CA 90069.

Name	Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Shares Owned
5% or Greater Stockholders
Entities affiliated with Barclays Global Investors, NA(2)	2,018,916	5.7%
Entities affiliated with Universal Music Group, Inc.(3)	1,957,262	5.5
Entities affiliated with RS Investment Management Co. LLC(4)	1,883,220	5.3
Eli Wilamowsky(5)	1,950,000	5.5
Executive Officers and Directors
Wm. Christopher Gorog(6)	1,392,464	3.8
Thomas J. Shea(7)	305,688	*
Nand Gangwani(8)	48,625	*
Bradford D. Duea(9)	131,485	*
Michael J. Bebel	0	*
Laura B. Goldberg(10)	14,625	*
Vernon E. Altman(11)	25,001	*
Richard J. Boyko(12)	33,250	*
Philip J. Holthouse(13)	6,250	*
Joseph C. Kaczorowski(14)	37,501	*
Brian C. Mulligan(15)	12,501	*
Robert Rodin(16)	37,501	*
All directors and executive officers as a group (12 persons)(17)	2,044,891	5.5

*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person and the percentage ownership of that person includes shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of January 3, 2005. As of January 3, 2005, there were 35,489,248 outstanding shares of common stock.

(2)	Share ownership for Barclays Global Investors, N.A. and related parties is given as of December 31, 2003, and was obtained from a Schedule 13G, filed on February 18, 2004 with the Securities and Exchange Commission. According to the Schedule 13G, Barclays Global Investors, NA has sole voting and dispositive power with respect to 845,470 of these shares, Barclays Global Fund Advisors has sole voting and dispositive power with respect to 489,421 of these shares, Barclays Bank PLC has sole voting and dispositive power with respect to 6,300 of these shares and Barclays Capital Securities Limited has sole voting and dispositive power with respect to of these 600,000 shares. The address of Barclays Global Investors, NA and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105, the address of Barclays Bank PLC is 54 Lombard Street, London, England EC3P 3AH and the address of Barclays Capital Securities Limited is 5 The North Colonmade, Canary Wharf, London, England E14 4BB.

(3)	Share ownership for UMG Duet Holdings, Inc. (“UMG”) and related parties is given as of May 19, 2003, and was obtained from a Schedule 13D, filed on May 29, 2003 with the Securities and Exchange Commission. According to the Schedule 13D, filed jointly by UMG, Universal Music Group, Inc. and Vivendi Universal S.A., UMG shares with each of Universal Music Group, Inc. and Vivendi Universal S.A. voting and dispositive power with respect to these 1,957,262 shares. The address of UMG and Universal Music Group, Inc. is 2220 Colorado Avenue, Santa Monica, California 90404. The address of Vivendi Universal S.A. is 42 Avenue de Friedland, 75380 Paris, Cedex 08, France.

(4)	Share ownership for RS Investment Management Co. LLC and related parties is given as of December 31, 2003, and was obtained from a Schedule 13G, filed on February 18, 2004 with the Securities and Exchange Commission. According to the Schedule 13G, RS Investment Management Co. LLC shares with each of RS Investment Management, L.P. and G. Randall Hecht voting and dispositive power with respect to these 1,883,220 shares. The address of RS Investment Management Co. LLC, RS Investment Management, L.P. and G. Randall Hecht is 388 Market St., San Francisco, CA 94111

(5)	Share ownership for Eli Wilamowsky is given as of October 5, 2004, and was obtained from a Schedule 13G, filed on October 15, 2004 with the Securities and Exchange Commission. According to the Schedule 13G, Eli Wilamowsky has sole voting and dispositive power with respect to these 1,950,000 shares. The address of Eli Wilamowsky is 49 Sealy Drive, Lawrence, NY 11559.

(6)	Includes options to purchase 1,386,464 shares of our common stock within 60 days of January 3, 2005 and 750 shares purchasable through the Company’s 2001 Employee Stock Purchase Plan on February 15, 2005.

(7)	Includes options to purchase 305,688 shares of our common stock within 60 days of January 3, 2005.

(8)	Includes options to purchase 48,625 shares of our common stock within 60 days of January 3, 2005.

(9)	Includes options to purchase 126,039 shares of our common stock within 60 days of January 3, 2005 and 750 shares purchasable through the Company’s 2001 Employee Stock Purchase Plan on February 15, 2005.

(10)	Includes options to purchase 13,125 shares of our common stock within 60 days of January 3, 2005 and 750 shares purchasable through the Company’s 2001 Employee Stock Purchase Plan on February 15, 2005.

(11)	Includes options to purchase 25,001 shares of our common stock within 60 days of January 3, 2005.

(12)	Includes options to purchase 31,250 shares of our common stock within 60 days of January 3, 2005.

(13)	Includes options to purchase 6,250 shares of our common stock within 60 days of January 3, 2005.

(14)	Includes options to purchase 37,501 shares of our common stock within 60 days of January 3, 2005.

(15)	Includes options to purchase 12,501 shares of our common stock within 60 days of January 3, 2005.

(16)	Includes options to purchase 37,501 shares of our common stock within 60 days of January 3, 2005.

(17)	Includes options to purchase 2,029,945 shares of our common stock within 60 days of January 3, 2005. See notes 6-16 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires our executive officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Their initial report must be filed using the SEC’s Form 3 and they must report subsequent stock purchases, sales, option exercises and other changes using the SEC’s Form 4, which must be filed within two business days of most transactions. In some cases, such as changes in ownership arising from gifts and inheritances, the SEC allows delayed reporting at year-end on Form 5. Executive officers, directors and persons who beneficially own greater than 10% of a registered class of our equity securities are required by SEC regulations to furnish us with copies of all of reports they file pursuant to Section 16(a). We make the services of our legal department available to our executive officers and directors to assist them in meeting their filing obligations.

Based solely on our review of these reports and written representations from our directors and executive officers, we believe each of our directors, executive officers and 10% securityholders complied with all applicable Section 16(a) filing requirements during the fiscal year ended March 31, 2004.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain six equity compensation plans: the Amended and Restated 2000 Stock Option Plan (“2000 Plan”), the Amended and Restated 2001 Stock Plan (“2001 Plan”), the 2001 Directors Option Plan (“Directors Plan”), the Amended and Restated 2001 Employee Stock Purchase Plan (“ESPP”), the 2002 Stock Plan (“2002 Plan”) and the 2003 Stock Plan (“2003 Plan”).

Equity Compensation Plans Approved by Stockholders

Each of our 2000 Plan, 2001 Plan, Directors Plan and ESPP was approved by Adaptec, our sole stockholder at the time each plan was adopted. The 2003 Plan was approved by our stockholders at our annual meeting of stockholders on September 18, 2003.

Under the 2000 Plan, 2001 Plan and 2003 Plan, our Board of Directors, or a committee of the Board, may grant stock options and stock purchase rights to employees and consultants of Napster or one of our subsidiaries and to Napster directors. The purchase price of any shares of our common stock subject to an award granted under either plan will be determined by our Board or a committee of the Board at the time of grant, and may be less than the fair market value of the underlying stock at that time. Awards granted under either plan may be fully vested at grant or subject to a vesting schedule determined by our Board or a committee of the Board. Each option granted under these plans will expire not more than ten years after its date of grant. Unvested shares of restricted stock are subject to repurchase by Napster upon the termination of the holder’s employment or service. To date, no stock purchase rights have been granted.

Under the Directors Plan and the 2001 Plan, stock options are automatically granted to Napster’s non-employee directors. Options are granted at fair market value on the date of grant, vest on a quarterly basis over a four-year period and expire not more than ten years after the date of grant.

Employees participating in the ESPP may purchase common stock at the end of each purchase period at a purchase price equal to 85% of the lower of the fair market value of the stock at the beginning or the end of the period. Employees generally may contribute up to 10% of their base compensation to the purchase of stock under the plan. The plan operates in overlapping 24-month offering periods, and each offering period consists of four six-month purchase periods.

Equity Compensation Plan Not Approved by Stockholders

The 2002 Plan did not require approval of, and has not been approved by, our stockholders. The 2002 Plan allows our Board of Directors, or a committee of the Board, to grant stock options and stock purchase rights to employees and consultants of Napster or one of our subsidiaries. Employees who are Napster officers and Napster directors are not eligible to receive awards under the 2002 Plan. To date, only stock options have been granted under the 2002 Plan. The purchase price of any shares of our common stock subject to an award granted under the 2002 Plan will be determined by our Board or a committee of the Board at the time of grant of the award, and may be less than the fair market value of the underlying stock at that time. Stock purchase rights granted under the 2002 Plan may be fully vested at grant or subject to a vesting schedule determined by our Board or a committee of the Board. Each option granted under the 2002 Plan will expire not more than ten years after its date of grant. Unvested shares of restricted stock are subject to repurchase by Napster upon the termination of the holder’s employment or service. To date, no stock purchase rights have been granted.

Summary Table

The following table sets forth, for each of Napster’s equity compensation plans, the number of our shares of common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of March 31, 2004.

Plan category	Number of shares of Napster common stock to be issued upon exercise of outstanding options(1)	Weighted-average exercise price of outstanding options(2)	Number of shares of Napster common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	5,406,228	$8.90	2,263,913	(3)(4)
Equity compensation plans not approved by stockholders	553,956	$11.33	184,106	(5)
Total	5,960,184	$9.13	2,448,019

(1)	This column does not reflect shares that may be acquired under the ESPP in the current purchase period because that number is not determinable until the end of the period.

(2)	This column does not reflect the price of shares that may be acquired under the ESPP in the current purchase period because that price is not determinable until the end of the period.

(3)	Of these shares, 345,985 were available under the ESPP and the balance is available for option grants under our other stockholder-approved equity compensation plans. Up to 117,477 of these shares are available for restricted stock award grants under the 2001 Plan.

(4)	On April 1 of each year during the term of the 2001 Plan, the total number of shares available for award purposes under the 2001 Plan will increase by the lesser of 2,000,000 shares or 6% of the total number of common shares issued and outstanding as of the immediately preceding March 31, or a lesser number determined by the Board of Directors. On April 1 of each year during the term of the Employee Stock Purchase Plan, the total number of shares available for purchase under the ESPP will increase by the lesser of 100,000 shares or 1.5% of the total number of common shares issued and outstanding as of the immediately preceding March 31, or a lesser number determined by the Board of Directors. Accordingly, on April 1, 2004, the aggregate number of shares available for issuance under the 2001 Plan increased by 2,000,000 shares and aggregate number of shares available for issuance under the ESPP increased by 100,000 shares. The information presented in this table was calculated as of March 31, 2004 and does not reflect these increases, or any possible future increases, to the number of shares available under these plans.

(5)	All of these shares are available for option and restricted stock award grants under the 2002 Plan.

EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

We first hired employees as a separate legal entity from our former parent company, Adaptec, Inc., on May 11, 2001. Prior to that date, Messrs. Gorog, Shea and Duea were employees of Adaptec. On May 19, 2003, we acquired substantially all of the membership interests of Napster, LLC. As a result, the information set forth in the following table reflects compensation earned by our chief executive officer and our four most highly compensated executive officers, or our Named Executive Officers, for services, if any, they rendered to us during fiscal years ended March 31, 2004 and March 31, 2003, as well as for services Messrs. Gorog, Shea and Duea rendered to us as Napster employees and as Adaptec employees during our fiscal year ended March 31, 2002. Information for Mr. Bebel has been included because he would have been a Named Executive Officer for the fiscal year ended March 31, 2004 but for the fact that he ceased to be an executive officer effective January 29, 2004.

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)		Other Annual Compensation($)(2)	Securities Underlying Options(#)	All Other Compensation ($)
Wm. Christopher Gorog Chief Executive Officer	2004 2003 2002	575,673 490,000 430,289	500,000 0 764,000		54,631 45,756 19,128	300,000 399,142 1,075,000	0 0 0
Thomas J. Shea President and Chief Operating Officer, Software Division(4)	2004 2003 2002	334,615 270,000 298,934	350,000 0 340,000	(3)	19,068 31,651 176,730	0 136,512 305,688	0 0 0
Nand Gangwani(5) Vice President and Chief Financial Officer	2004 2003 2002	202,423 160,000 26,462	190,000 0 12,500	(3) (6)	21,913 3,125 56	50,000 0 0	0 0 0
Bradford D. Duea President, Online Music Division	2004 2003 2002	230,577 215,000 181,923	25,000 0 228,000	(6)	23,649 15,376 12,967	50,000 0 0	0 0 0
Laura B. Goldberg(7) Chief Operating Officer, Napster Division	2004	225,557	0		6,442	35,000	0
Michael J. Bebel(8) President and Chief Operating Officer, Online Music Division	2004	543,652	0		645	165,000	1,025,000

(1)	Salary includes Adaptec’s salary paid to Messrs. Gorog, Shea and Duea from April 1, 2001 until the spin-off of Napster, Inc. (known as Roxio until December 17, 2004) in May 2001, as well as Napster’s salary through fiscal year ended March 31, 2004.

(2)	Other compensation includes auto allowance, deferred compensation, referral bonus, vacation cash-in, home office allowance, group term life, and relocation bonus.

(3)	Includes bonus earned in fiscal 2004 but not paid until after the end of that fiscal year.

(4)	Mr. Shea’s employment with Napster terminated effective January 1, 2005.

(5)	Mr. Gangwani joined Napster, Inc. (known as Roxio until December 17, 2004) in January 2002.

(6)	Includes bonus earned in fiscal 2002 but not paid until after the end of that fiscal year.

(7)	Ms. Goldberg was an employee of Napster, LLC upon the acquisition of Napster, LLC by Napster, Inc. (known as Roxio until December 17, 2004) on May 19, 2003 and became an employee of Napster, Inc. and Chief Operating Officer of the Online Music division on January 29, 2004.

(8)	Mr. Bebel was an employee of Napster, LLC upon the acquisition of Napster, LLC by Napster, Inc. (known as Roxio until December 17, 2004) on May 19, 2003 and served as President and Chief Operating Officer of the Napster division until January 29, 2004. His employment with Napster, LLC, a majority-owned subsidiary of Napster, Inc., terminated on March 31, 2004. In connection with the termination of his employment with Napster, LLC, Mr. Bebel received severance payments in the amount of $1,025,000.

Option Grants During Fiscal Year 2004

The following table sets forth information regarding options to purchase Napster common stock (as noted in the table), granted during the fiscal year ended March 31, 2004 to each of our Named Executive Officers. The percentage of total options granted to Napster employees in the last fiscal year is based on options to purchase an aggregate of 1,511,100 shares of common stock granted to Napster employees during fiscal year 2004. We do not have any outstanding stock appreciation rights.

Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year (%)	Exercise or Base Price per Share ($/SH)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
						5%	10%
Wm. Christopher Gorog	300,000		19.8	$7.47	8/15/2013	$1,409,353	$3,571,577
Thomas J. Shea	0		—	—	—	—	—
Nand Gangwani	50,000		3.3	$7.47	8/15/2013	234,892	595,263
Bradford D. Duea	50,000		3.3	$7.47	8/15/2013	234,892	595,263
Laura B. Goldberg	35,000		2.3	$7.47	8/15/2013	164,425	416,684
Michael J. Bebel	165,000	(2)	10.9	$7.47	8/15/2013	775,144	1,964,367

(1)	The potential realizable values are based on an assumption that the stock price of Napster’s common stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect an estimate of future stock price growth of shares of our common stock.

(2)	This option terminated on June 29, 2004 without having been exercised.

Option Exercises in Fiscal Year 2004 and Fiscal Year-End Option Values

The following table contains information regarding our Named Executive Officers’ unexercised options to acquire shares of our common stock for the fiscal year ended March 31, 2004.

Name	Number of Shares Underlying Unexercised Options as of March 31, 2004 (#) Exercisable/ Unexercisable	Value of Unexercised in-the-Money Options as of March 31, 2004($)(1) Exercisable/ Unexercisable
Wm. Christopher Gorog	1,003,865/757,277	$119,742/$199,571
Thomas J. Shea	326,411/115,789	40,954/68,256
Nand Gangwani	20,750/76,250	4,600/9,000
Bradford D. Duea	82,289/108,946	4,831/24,157
Laura B. Goldberg	0/35,000	0/0
Michael J. Bebel	0/165,000	0/0

(1)	Based on the closing sale price of our common stock on March 31, 2004 ($4.47), as reported by the Nasdaq National Market, less the option exercise price.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the audit committee does not constitute soliciting material and should not be deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or incorporated by reference in any document so filed.

To the Board of Directors

of Napster, Inc.

November 14, 2004

The Audit Committee has reviewed and discussed with the Company’s management and its independent auditing firm, PricewaterhouseCoopers LLP (the “Independent Registered Public Accounting Firm”), the Company’s audited financial statements for the year ended March 31, 2004, known as the Audited Financial Statements. In addition, we have discussed with the Independent Registered Public Accounting Firm the matters required by Codification of Statements of Auditing Standards No. 61;

The Audit Committee also has received and reviewed the written disclosures and the letter from the Independent Registered Public Accounting Firm required by Independence Standards Board Standard No. 1 and we have discussed with that firm its independence from the Company. We also have discussed with the Company’s management and the Independent Registered Public Accounting Firm such other matters and received such assurances from them as we deemed appropriate; and

Management is responsible for the Company’s internal controls and the financial reporting process. The Independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions and a review of the report of the Independent Registered Public Accounting Firm with respect to the Audited Financial Statements, and relying thereon, the Audit Committee hereby recommends to the Company’s Board the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended March 31, 2004.

THE AUDIT COMMITTEE

Joseph C. Kaczorowski, Chairperson
Philip J. Holthouse, Member
Robert Rodin, Member

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The following Report of the Compensation Committee of the Board of Directors does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

To: The Board of Directors

The purpose of this Compensation Committee of the Board of Directors of Napster, Inc. (“Napster”) is to discharge the responsibilities of Napster’s Board of Directors relating to the compensation of Napster’s executives and directors, to produce this annual report on executive compensation for inclusion in Napster’s proxy statement, and to take such other actions within the scope of this Committee’s Charter as this Committee deems necessary or appropriate. This Committee’s Charter is available through the Investor Relations—Governance section of Napster’s website at http://investor.napster.com/governance/gov-home.cfm.

Pursuant to this Committee’s Charter, this Committee’s authority generally includes the authority to do each of the following:

•	Develop, review, evaluate and approve Napster’s overall compensation policies, and establish performance-based incentives that support and reinforce Napster’s long-term strategic goals, organizational objectives and stockholder interests.

•	Review and approve goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives, and set the CEO’s compensation level based on this Committee’s evaluation.

•	Consider and approve the selection, retention and remuneration arrangements for Napster’s executive officers.

•	Receive and evaluate performance target goals for Napster’s other senior officers and employees.

•	Make recommendations to Napster’s Board of Directors with respect to Napster’s incentive-compensation plans and equity-based compensation plans and grant stock options, stock appreciation rights, and performance-based awards under those plans designed to qualify as performance-based compensation within the meaning of Internal Revenue Code Section 162(m).

•	Set and review the compensation for the Board and committee members.

•	Monitor and make recommendations with respect to succession planning for the CEO and other officers.

This Committee also has the power, in its discretion, to retain such independent counsel and other advisors and experts as it deems necessary or appropriate to carry out its duties, including the authority to decide whether to retain a compensation consultant to assist in the evaluation of compensation pursuant to this Committee’s Charter.

Each member of this Committee is “independent” within the meaning of Napster’s corporate governance policies and the applicable listing standards of The Nasdaq Stock Market, Inc.

Overall Compensation Policies

The primary compensation policy of Napster, which is endorsed by this Committee, is that a significant portion of the compensation of each executive officer should be based upon the financial performance of Napster and the contribution to that performance made by the executive officer. Thus, a significant portion of the compensation for each executive officer is “at risk.” Napster and this Committee also believe that executive compensation should be at competitive levels, serve to recruit and retain superior talent, reward superior performance, and create proper incentives to enhance the value of Napster. To further these goals, Napster’s compensation structure for executive officers has three principal components:

•	Long-Term Incentive Awards (Stock Options)

•	Annual Bonus

•	Base Salary

Long-Term Incentive Awards.    Napster from time to time provides long-term incentives to key employees through the grant of stock options under the 2000 Stock Option Plan, the 2001 Stock Plan, the 2002 Stock Plan and the 2003 Stock Plan. These long-term incentives are designed to couple the interests of key employees with those of stockholders in that the potential realizable value of the awards is directly related to the future value of Napster’s stock.

This Committee’s current philosophy is that Napster should grant stock options to executive officers upon initial employment and on an annual basis thereafter. Stock options typically vest over a four-year period.

In approving stock option grants, this Committee considers, among other factors, executives’ total compensation packages, options previously granted, dilution effects, industry practices and trends, executive accountability levels, and future potential stock values. Certain other stock options may be granted by Mr. Gorog, who has been given the authority by the Board of Directors to approve certain stock option grants under the 2000 Stock Option Plan, the 2001 Stock Plan, the 2002 Stock Plan and the 2003 Stock Plan to persons who are not officers or vice president-level employees of Napster.

Annual Bonus.    Annual bonuses allow Napster to recognize individual performance and contributions to Napster on an annual basis. The annual bonuses paid to Messrs. Shea and Gangwani for fiscal 2004, $350,000 and $190,000, respectively, were based principally upon each executive’s contributions to the restructuring of Napster’s software business and the profitability of the software business for the fiscal year. The annual bonus paid to Mr. Duea for fiscal 2004, $25,000, was based principally upon his contributions to Napster’s acquisition of Pressplay. The bonuses paid to Ms. Goldberg and Mr. Bebel for fiscal 2004 were paid by Pressplay before its acquisition by Napster and thus did not fall within the purview of this Committee. The bonus paid to Mr. Gorog for fiscal 2004 is discussed separately below. This Committee approved bonuses to be paid to certain non-executive Napster employees based on the profitability of the software business for the fiscal year. These bonuses will not exceed $1.35 million in the aggregate.

Base Salary.    This Committee establishes, reviews and revises, when appropriate, base salaries for Napster’s executive officers. Base salaries are established and reviewed based upon factors such as length of service, Napster’s performance and growth, a subjective determination of the executive’s past performance and expected future contributions to Napster, and pay levels of similar positions with comparable companies in the industry. In connection with their respective promotions to executive officer positions, Messrs. Duea and Gangwani and Ms. Goldberg received increases to their base salaries. Mr. Shea’s salary was increased in May 2003 as a result of his promotion to President and Chief Operating Officer of Napster’s software division.

Tax Treatment.    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

Current base salary and anticipated bonus levels are not expected to exceed or materially exceed, as the case may be, the Section 162(m) limit. This Committee currently intends to structure stock option grants to Napster’s executive officers as qualifying performance-based compensation for Section 162(m) purposes.

The Board of Directors and this Committee reserve the authority to award non-deductible compensation in such circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding Napster’s efforts, that compensation intended by Napster to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Compensation of Chief Executive Officer

Wm. Christopher Gorog, Napster’s Chief Executive Officer, was entitled to an annual salary of $490,000 for fiscal 2004 pursuant to Mr. Gorog’s employment agreement with Napster that was effective September 21, 2001. This Committee amended Mr. Gorog’s employment agreement, effective as of August 15, 2003, to increase his annual rate of base salary to $625,000. Mr. Gorog’s new base salary level was determined based on his position as Chief Executive Officer, his past and expected future contributions to Napster, and a review of compensation data for certain comparative companies. We retained the services of independent executive compensation consultants to provide advice regarding the stock options granted to Mr. Gorog in fiscal 2004 (described below), including advice regarding competitive executive compensation levels and practices and compensation trends generally.

In connection with the execution of Mr. Gorog’s new employment agreement with Napster that was effect as of August 15, 2003, this Committee approved a bonus payment to Mr. Gorog in the amount of $500,000. This bonus was based principally upon Mr. Gorog’s contributions to Napster’s acquisition of Pressplay, Napster’s overall performance during fiscal 2004 through August 15, 2003, and Mr. Gorog’s entering into a new long-term employment agreement with Napster.

On August 15, 2003, this Committee approved the grant to Mr. Gorog of stock options covering an additional 300,000 shares of Napster common stock at an exercise price of $7.47 per share, the closing sales price of a share of Napster common stock as of the trading day immediately prior to the date of grant of the options. The options are scheduled to vest over four years from August 15, 2003. These options were granted by Napster under the 2003 Stock Plan. The level of these grants also reflects Mr. Gorog’s position with Napster, his level of accountability, stock option compensation data for certain comparative companies and takes into consideration his past grants.

This Committee believes that the executive compensation policies described in this report are in the best interests of Napster and its stockholders. This Committee will continue to monitor the overall effectiveness of these policies to help ensure that they are serving Napster’s needs.

August 30, 2004

THE COMPENSATION COMMITTEE

Robert Rodin, Chairperson Vernon E. Altman, Member Joseph C. Kaczorowski, Member

TRANSACTIONS WITH CERTAIN EXECUTIVE OFFICERS

EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

Employment Agreement with Wm. Christopher Gorog

Mr. Gorog serves as our chief executive officer and as a member of the Board of Directors. We entered into a new employment agreement with Mr. Gorog effective August 15, 2003. Under the terms of his new employment arrangement, Mr. Gorog’s annual base compensation is $625,000. Mr. Gorog also received a $500,000 bonus in connection with the execution of his employment agreement and is also eligible for annual bonuses and annual stock option grants in amounts to be determined by our compensation committee. Mr. Gorog is entitled to certain other benefits including a car allowance of $1,500 per month, life insurance premiums of up to $15,000 per year, and financial planning assistance of up to $7,500 per year.

Mr. Gorog will be entitled to severance benefits under his employment agreement if (1) we terminate Mr. Gorog’s employment without Cause (as defined in the agreement) before a Change of Control, or (2) if we terminate Mr. Gorog’s employment, or if Mr. Gorog resigns, upon or following a Change of Control. In the event Mr. Gorog’s employment is terminated without Cause prior to a Change of Control: (a) all of Mr. Gorog’s then-outstanding stock options granted by us will become fully vested, (b) Mr. Gorog is entitled to receive a severance payment equal to the amount payable under his Agreement through the end of the term of the agreement, provided however that such amount shall not be lower than 165% of his base compensation and may not exceed more than 300% of his base compensation, and (c) Mr. Gorog will be entitled to continued participation in our welfare benefit plans (or similar benefits) for a period of 18 months. In the event we terminate Mr. Gorog’s employment, or Mr. Gorog resigns, upon or following a Change of Control: (a) Mr. Gorog is entitled to receive a severance payment equal to 299% of his base compensation plus the average of the three prior cash bonuses received by Mr. Gorog, and (b) Mr. Gorog will be entitled to continued participation in our welfare benefit plans (or similar benefits) for a period of 18 months. Mr. Gorog’s employment agreement provides that, in the event of a Change of Control (as defined in our 2000 Stock Option Plan), all then-outstanding stock options that we have granted to Mr. Gorog will fully vest regardless of whether accelerated vesting would otherwise be required under the terms of the applicable stock option plan and will be exercisable for twenty-four months thereafter. For purposes of Mr. Gorog’s employment agreement, “Cause” generally means that Mr. Gorog has been grossly negligent in the performance of his duties for Napster, that he has engaged in willful misconduct, or that he has been convicted of a felony or any crime involving moral turpitude.

Mr. Gorog’s employment agreement will be effective until August 14, 2008. Ninety days before a scheduled expiration date of the employment agreement, such agreement will automatically extend for an additional year unless either party has previously notified the other that such an extension will not occur.

Employment Agreement with Thomas J. Shea

Mr. Shea served as our president and chief operating officer, software division until the termination of his employment on January 1, 2005 in connection with our sale of the software division to Sonic Solutions. Under the terms of his employment arrangement, Mr. Shea received the following severance benefits upon his termination: (a) a cash lump sum severance payment equal to 100% of his annualized base salary of $350,000, (b) 25% of Mr. Shea’s outstanding stock options will vest, (c) the exercise period for Mr. Shea’s stock options was extended to one (1) year from the date of termination, and (d) Mr. Shea is entitled to continued coverage in our welfare benefit plans for the twelve-month period following his termination.

Employment Agreement with Michael J. Bebel

Mr. Bebel served as our president and chief operating officer through January 29, 2004. His employment agreement expired on March 31, 2004. In connection with the expiration of his employment agreement, Mr. Bebel received a cash severance payment of $1,025,000.

Other Employment and Change in Control Arrangements with Executive Officers

Messrs. Duea and Gangwani and Ms. Goldberg serve as our president; vice president and chief financial officer; and chief operating officer; respectively. Under the terms of their respective employment arrangement, they are entitled to annual base salary levels of $300,000, $275,000 and $265,000, respectively. Messrs. Duea and Gangwani are also eligible for a cash bonus of up to 50% and 45%, respectively, of their annual base compensation per year pursuant to our annual bonus program, which is tied to our results of operations. In the case of involuntary termination of one of these officers other than for Cause, death, or disability, the respective employment agreements entitle them to the following severance payments: (a) Mr. Duea will receive continued salary benefits and COBRA reimbursement for the earlier of six months or until he finds other employment, (b) Mr. Gangwani continued salary, benefits and stock option vesting for a period of six months, and (c) Ms. Goldberg will receive a lump sum payment equal to one year of her salary plus continued benefits for twelve months from the date of termination. For purposes of their respective employment agreements, “Cause” generally means that the officer has been grossly negligent in the performance of his or her duties for Napster, that he or she has engaged in willful misconduct, or that he or she has been convicted of a felony or any crime involving moral turpitude.

Employee Benefit Plan Change of Control Provisions

2000 Stock Option Plan

General.    The 2000 Stock Option Plan, referred to as the 2000 Stock Plan, was adopted by our Board of Directors and approved by Adaptec, our sole stockholder, in November 2000. The 2000 Stock Plan was amended in February of 2001 by the Board of Directors. Our 2000 Stock Plan provides for the grant of incentive stock options to employees, including officers and employee directors, and for the grant of nonstatutory stock options to employees, directors and consultants.

Adjustments upon Change of Control.    Our 2000 Stock Plan provides that, in the event of a change of control of us, including our merger with or into another corporation or a sale of substantially all of our assets, the successor corporation will assume or substitute an equivalent award for each option. In addition, 25% of all outstanding and unvested options shall automatically become vested and exercisable upon a change of control. If following such an assumption or substitution, the holder of an option is terminated without cause within 12 months following a change of control, then the vesting and exercisability of 100% of the then unvested shares subject to his or her option will accelerate. In addition, on the 12-month anniversary of a change of control, each optionee who remains a service provider since the change of control will have his or her vesting and exercisability accelerated as to 25% of his or her unvested shares. If the outstanding options are not assumed or substituted for in connection with a change of control, the administrator will provide notice to the optionee that he or she has the right to exercise the option as to all of the shares subject to the option, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option will terminate upon the expiration of the 15-day period.

2001 Stock Plan

General.    The 2001 Stock Plan was adopted by our Board of Directors and approved by Adaptec, our sole stockholder, in April 2001. The 2001 Stock Plan was amended in November 2001 by the Board of Directors. Our 2001 Stock Plan provides for the grant of incentive stock options to employees, including officers and employee directors, and for the grant of nonstatutory stock options and stock purchase rights to employees, directors and consultants.

Adjustments upon Change of Control.    Our 2001 Stock Plan provides that in the event of a change of control of us, including our merger with or into another corporation or a sale of substantially all of our assets, the successor corporation will assume or substitute an equivalent award for each option or stock purchase right. In addition, 25% of all outstanding and unvested options will automatically become vested and exercisable upon a change of control. If following such an assumption or substitution, the holder of an option or stock purchase right is terminated without cause within 12 months following a change of control, then the vesting and exercisability of 100% of the then unvested shares subject to his or her option or stock purchase right shall accelerate. In addition, on the 12-month anniversary of a change of control, each optionee who remains a service provider since the change of control will have his or her vesting exercisability accelerated as to 25% of his or her unvested shares. For non employee directors receiving automatic stock option grants under the 2001 Stock Plan, all such options shall immediately become 100% vested and exerciseable in the event of a change of control of us. If the outstanding options or stock purchase rights are not assumed or substituted for in connection with a change of control, the administrator will provide notice to the optionee that he or she has the right to exercise the option or stock purchase right as to all of the shares subject to the option or stock purchase right, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option or stock purchase right will terminate upon the expiration of the 15-day period.

2001 Director Option Plan

General.    The 2001 Director Option Plan, referred to as the Director Plan, was adopted by our Board of Directors and approved by Adaptec, our sole stockholder, in April 2001. The Director Plan was amended in November 2001 by the Board of Directors. The Director Plan provides for the periodic grant of nonstatutory stock options to our non-employee directors.

Adjustments upon Change of Control.    In the event of a change of control of us, including our merger with or into another corporation in which our stockholders before such transaction do not continue to hold at least 50% of the successor or resulting entity, or a sale of substantially all of our assets, all of the options granted under the Director Plan shall immediately become 100% vested and exercisable. All options will terminate following the change of control transaction.

2002 Stock Plan

General.    The 2002 Stock Plan was adopted by our Board of Directors in January 2002 and no stockholder approval was required. Our 2002 Stock Plan provides for the grant of nonstatutory stock options and stock purchase rights to employees and consultants, other than officers and directors.

Adjustments upon Change of Control.    Our 2002 Stock Plan provides that in the event of a change of control of us, including our merger with or into another corporation or a sale of substantially all of our assets, the successor corporation will assume or substitute an equivalent award for each option or stock purchase right. In addition, 25% of all outstanding and unvested options will automatically become vested and exercisable upon a change of control. If following such an assumption or substitution, the holder of an option or stock purchase right is terminated without cause within 12 months following a change of control, then the vesting and exercisability of 100% of the then unvested shares subject to his or her option or stock purchase right shall accelerate. In addition, on the 12-month anniversary of a change of control, each optionee who remains a service provider since the change of control will have his or her vesting exercisability accelerated as to 25% of his or her unvested shares. If the outstanding options or stock purchase rights are not assumed or substituted for in connection with a change of control, the administrator will provide notice to the optionee that he or she has the right to exercise the option or stock purchase right as to all of the shares subject to the option or stock purchase right, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option or stock purchase right will terminate upon the expiration of the 15-day period.

2003 Stock Plan

General.    The 2003 Stock Plan was adopted by our Board of Directors in August 2003 and approved by our stockholders at our annual meeting held on September 18, 2003. Our 2003 Stock Plan provides for the grant of nonstatutory stock options and stock purchase rights to employees and consultants, other than officers and directors.

Adjustments upon Change of Control.    Our 2003 Stock Plan provides that in the event of a change of control of us, including our merger with or into another corporation or a sale of substantially all of our assets, the successor corporation will assume or substitute an equivalent award for each option or stock purchase right. In addition, 25% of all outstanding and unvested options will automatically become vested and exercisable upon a change of control. If following such an assumption or substitution, the holder of an option or stock purchase right is terminated without cause within 12 months following a change of control, then the vesting and exercisability of 100% of the then unvested shares subject to his or her option or stock purchase right shall accelerate. In addition, on the 12-month anniversary of a change of control, each optionee who remains a service provider since the change of control will have his or her vesting exercisability accelerated as to 25% of his or her unvested shares. If the outstanding options or stock purchase rights are not assumed or substituted for in connection with a change of control, the administrator will provide notice to the optionee that he or she has the right to exercise the option or stock purchase right as to all of the shares subject to the option or stock purchase right, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option or stock purchase right will terminate upon the expiration of the 15-day period.

COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

The compensation committee of our Board of Directors is composed of Messrs. Altman, Kaczorowski and Rodin. All decisions regarding the compensation of our executive officers have been made by the Board of Directors upon the recommendation of the compensation committee.

COMPANY STOCK PRICE PERFORMANCE

Set forth below is a line graph comparing the percentage change in the cumulative total return on our common stock with the cumulative total return of the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Stock Market-Computer Index for the period commencing on May 14, 2001, the date of our initial trading on the Nasdaq National Market, and ending on March 31, 2004. The graph assumes that $100 was invested in Napster common stock and in each of the other indexes on May 14, 2001 and that all dividends were reinvested.

The comparisons in the graph below are based on historical data (with Napster common stock prices based on the closing price on the dates indicated) and are not intended to forecast the possible future performance of our common stock.

The following performance graph shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or incorporated by reference in any document so filed.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG NAPSTER, INC., THE NASDAQ STOCK MARKET COMPUTER INDEX AND

CRSP TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET (U.S. COMPANIES)

Comparison of 5 Year Cumulative Total Return

Assumes Initial Investment of $100 and Reinvestment of Dividends

Quarterly Returns May 14, 2001 through March 31, 2004

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director and Officer Indemnification

We have entered into indemnification agreements with each of our executive officers and directors that contain provisions that may require us, among other things:

(i)	to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities that arise from willful misconduct of a culpable nature);

(ii)	to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified; and

(iii)	to obtain directors’ and officers’ insurance if available on reasonable terms.

We maintain an insurance policy covering our officers and directors under which the insurer has agreed to pay the amount of any claim made against our officers or directors that such officers or directors may otherwise be required to pay or for which we are required to indemnify such officers and directors, subject to certain exclusions and conditions. The policy has a coverage limit of $25,000,000.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

We “incorporate by reference” into this proxy statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this proxy statement the following documents we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2004 filed with the SEC on June 14, 2004, as amended by our Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended March 31, 2004 filed with the SEC on July 29, 2004, and as amended and restated by our Amendment No. 2 to Annual Report on Form 10-K/A for the fiscal year ended March 31, 2004 filed with the SEC on November 15, 2004;

•	our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2004 filed with the SEC on August 9, 2004, and for the quarter ended September 30, 2004 filed with the SEC on November 9, 2004;

•	our Current Reports on Form 8-K, filed with the SEC on June 25, 2004, August 10, 2004, October 21, 2004, November 4, 2004 (with respect only to Item 4.02 therein), November 8, 2004 and December 23, 2004; and

•	our Current Report on Form 8-K filed with the SEC on September 3, 2004, as amended by Amendment No. 1 to Current Report on Form 8-K/A filed with the SEC on November 15, 2004.

We also incorporate by reference into this proxy statement additional documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 between the date of this proxy statement and the date of the annual meeting.

You may request a copy of these filings at no cost by contacting William E. Growney, Jr., our general counsel and secretary, at 9044 Melrose Avenue, Los Angeles, California 90069.

In order to obtain timely delivery, you must request copies of our SEC filings no later than January 30, 2005.

You should rely only on the information delivered with, or stated or incorporated by reference in, this proxy statement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this proxy statement is accurate as of any date other than the date on the front of this document.

By order of the Board of Directors

/s/ William E. Growney, Jr.
William E. Growney, Jr. Secretary

Los Angeles, California,
January 12, 2005

ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND

RETURN THE ENCLOSED PROXY PROMPTLY.

NAPSTER, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR ANNUAL MEETING

The undersigned, a stockholder of Napster, Inc., a Delaware corporation, acknowledge receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and a copy of Napster's Annual Report to Stockholders for its fiscal year ended March 31, 2004; and, revoking any proxy previously given, hereby constitutes and appoints Wm. Christopher Gorog and Nand Gangwani and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of Napster standing in the name of the undersigned at the Annual Meeting of Stockholders of Napster to be held at the company's Los Angeles office at 9044 Melrose Avenue, Los Angeles, California 90069 on February 10, 2005 at 10:00 a.m. local time, and at any adjournment thereof, on all matters coming before said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

The Board of Directors recommends a vote FOR Items 1 and 2.

Please Mark Here for Address Change or Comments ☐
SEE REVERSE SIDE

	For these Nominees*	Withheld for all
1. Election of members of our Board of Directors for a three-year term expiring in 2007.	☐	☐

Nominees:
01 Vernon E. Altman and
02 Wm. Christopher Gorog

*(Authority to vote for any nominee may be withheld by lining through that nominee's name)

	FOR	AGAINST	ABSTAIN
2. Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2005.	☐	☐	☐

3. In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated:____________________________, 2005

____
Signature of Stockholder

Dated:____________________________, 2005

____
Signature of Stockholder

(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the shares are held in joint name, either person may sign this Proxy. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

▲ FOLD AND DETACH HERE ▲